                                                                   Exhibit 10.21

                 NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         This Ninth Amendment to Loan and Security Agreement ("Amendment") is made as of the 6th day of April, 2005 by and among ZOHAR II 2005-1, LIMITED, a Cayman Islands exempted company (successor by assignment to LASALLE BUSINESS CREDIT, LLC) ("Lender"), PATRIARCH PARTNERS AGENCY SERVICES, LLC, a Delaware limited liability company, as agent for the Lender (the "Agent"), and STONEPATH GROUP, INC., a Delaware corporation ("Stonepath"), CONTRACT AIR, INC., a Minnesota corporation ("Contract Air"), DISTRIBUTION SERVICES, INC., a Minnesota corporation ("Distribution Services"), GLOBAL CONTAINER LINE, INC., a Washington corporation ("Global Container"), M.G.R., INC., d/b/a AIR PLUS LIMITED, a Minnesota corporation ("Air Plus"), NET VALUE, INC., a Delaware corporation ("Net Value"), STONEPATH LOGISTICS DOMESTIC SERVICES, INC., a Delaware corporation ("Logistics"), STONEPATH LOGISTICS GOVERNMENT SERVICES, INC., f/k/a Transport Specialists, Inc., a Virginia corporation ("Government Services"), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., a Delaware corporation ("International Services I"), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., f/k/a Global Transportation Services, Inc., a Washington corporation ("International Services II"), STONEPATH OFFSHORE HOLDINGS, INC., a Delaware corporation ("Offshore Holdings"), STONEPATH OPERATIONS INC., a Delaware corporation ("Operations"), and UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC. d/b/a UNITED AMERICAN FREIGHT SERVICES, INC., a Michigan corporation ("United American", and together with Stonepath, Contract Air, Distribution Services, Global Container, Air Plus, Net Value, Logistics, Government Services, International Services I, International Services II, Offshore Holdings and Operations are referred to herein collectively as the "Loan Parties" and each individually as a "Loan Party").

                                   BACKGROUND
                                   ----------

         A. Loan Parties and Lender are parties to a certain Loan and Security Agreement dated May 15, 2002 (as it may heretofore have been or may hereafter be from time to time modified, amended, restated or replaced, the "Loan Agreement"), pursuant to which Loan Parties established certain financing arrangements with Lender. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement. The Loan Agreement and all of the Other Agreements are referred to herein collectively as the "Initial Loan Documents".

         B. Loan Parties and Lender have agreed that certain modification should be made to the terms and provisions of the Loan Agreement on the terms and conditions set forth in and according to the provisions of this Amendment.

         NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

         1. Acknowledgement of Successor Lender. All references to LaSalle Business Credit, LLC contained in the Initial Loan Documents are hereby deemed to read "Zohar II 2005-1, Limited" as a result of the sale and assignment of the Loans by LaSalle Business Credit, LLC to Zohar II 2005-1, Limited on April 6, 2005.

         2. Confirmation of Indebtedness. Loan Parties confirm and agree that as of April 6, 2005, immediately prior to giving effect to this Amendment, they are indebted to Lender under the Loan Agreement and Other Agreements, without any deduction, defense, setoff, claim or counterclaim of any nature whatsoever, in the aggregate principal amount of $11,712,060.13, comprised of: (a) $11,531,500.00 outstanding with respect to the principal amount of the Revolving Credit Loans, (b) $150,000 outstanding with respect to outstanding Letters of Credit and (c) all accrued interest, fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Loan Agreement, Other Documents and related agreements.

         3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

                  a. Amendments to Definitions. Section 1 of the Loan Agreement shall be amended as follows:

                  (i)   The definition of "Applicable Margin" contained in
                  Section 1 of the Loan Agreement shall be deleted in its entirety and replaced by the following;

                        "Applicable Margin" shall mean 8.00%."

                  (ii)  The following new definitions shall be added to
         Section 1 of the Loan Agreement in the appropriate alphabetical order:

                        "Agent" means Patriarch Partners Agency Services, LLC,
                  in its capacity as Agent for Lender, or its successor.

                        "Interest Period" means consecutive one-month periods,
                  beginning on the date hereof and ending on the last day of the Term; provided that:

                                (i) the initial Interest Period shall begin on the Ninth Amendment Date and end on the last day of April 2005. Thereafter, each subsequent Interest Period will begin on the day following the last day of the preceding Interest Period (with such last day of such preceding Interest Period determined with reference to clauses (ii) through (v) below;

                                (ii) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                                (iii) any Interest Period that begins on the
                        last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

                                (iv) any Interest Period that would otherwise end after the last day of the Term shall end on the last day of the Term; and

                                (v)   except as otherwise provided under clause
                        (iii) or (iv) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

                        "Ninth Amendment" means the Ninth Amendment to Loan and
                  Security Agreement, dated as of April 6, 2005, among the Loan Parties, the Lender and the Agent.

                        "Ninth Amendment Date" means the date on which the Ninth
                  Amendment becomes effective pursuant to the terms therein.

                        "Projected Restructuring Charges" means the charges
                  resulting from the costs incurred by the Loan Parties in reducing their personnel, systems, facilities and equipment in connection with their efforts to integrate their businesses, estimated at the time of the Ninth Amendment Date to be an aggregate of approximately $2,600,000 for the first two calendar quarters of 2005.

               b. Amendment to Advance Rate. Section 2(a)(i) of the Loan Agreement shall be amended to delete the words "or in the case of Eligible Accounts of United American and Government Services, seventy-five percent (75%)" after the words "eighty-five percent (85%)", which words were previously added pursuant to the Seventh Amendment to Loan and Security Agreement dated as of November 17, 2004 (the "Seventh Amendment").

               c. Amendment to Provision Regarding Borrowing Request. The first sentence of Section 2(a)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  (ii) A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrowing Agent shall give Lender same day written notice no later than 11:30 A.M. (New York City time) for such day of its request for a Revolving Loan, in which notice the Borrowing Agent shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, or both, will become an Event of Default.

         d. Amendment to Add Provision for Mandatory Prepayment of Loans.
Section 2 of the Loan Agreement is hereby amended by adding the following new subsection (e) following subsection (d) thereof:

                  (e) Mandatory Prepayment. If at any time any Loan Party shall receive any cash proceeds from any equity issuances by such Loan Party and/or any sale of assets by such Loan Party (other than sale of Inventory in the ordinary course of business) and/or the incurrence of any Subordinated Debt and/or any Permitted Secured Mezzanine Debt by any one or more Loan Parties (in each case to the extent any such equity issuance or sale of assets or incurrence of Subordinated Debt or Permitted Secured Mezzanine Debt is permitted under the terms of the Loan Agreement), Loan Parties shall remit to Lender one hundred percent (100%) of such cash proceeds (net of any reasonable costs and expenses of such equity issuance or sale of assets or Subordinated Debt or Permitted Secured Mezzanine Debt) as a mandatory prepayment of the Loan or such lesser amount as may be necessary to repay in full all Loans outstanding under the Loan Agreement; provided, however, (i) the foregoing mandatory prepayment shall not apply to any funds provided to the Loan Parties by the Lender and (ii) the Lender may, at its option (which option shall be in the sole and absolution discretion of the Lender), waive such mandatory prepayment. Any prepayment of the Loans under this Section 2(e) shall prepay the Loans, which amounts may be re-borrowed, and all such prepayments shall include payment of accrued interest and applicable Prepayment Fee on the principal amount being prepaid; provided, however, such Prepayment Fee shall not apply to any prepayment made under this Section 2(e) with proceeds resulting from the exercise of currently issued and outstanding options and warrants or from the exercise of any employee stock options to be issued in the future. All payments made pursuant to this Section 2(e) shall be applied to the payment of interest before application to principal.

         e. Amendment to Delete the Letter of Credit Provisions. Section 3 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

            3. [RESERVED]

         f. Amendment to Interest Rates. The prior amendment to the interest rate provisions made by Section 4(e) of the Seventh Amendment is hereby deleted in its entirety. As of the Ninth Amendment Date, the option of Loan Parties to have any Loans bear interest based or indexed upon the Prime Rate (including without limitation (i) converting any LIBOR Rate Loans to Prime Rate Loans and
(ii) maintaining any existing Loans which presently are Prime Rate Loans as Prime Rate Loans after the effectiveness of this Amendment) shall be terminated. For the avoidance of doubt, as of the Ninth Amendment Date, all Loans shall bear interest at the LIBOR Rate plus the Applicable Margin.

         g. Amendment to Interest Period. Section 4(a)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  (ii) A per annum rate of interest equal to the LIBOR Rate for the applicable Interest Period, plus the Applicable Margin, such rate to remain fixed for such applicable Interest Period. Interest on LIBOR Rate Loans shall be payable in United States Dollars on the first Business Day of each month in arrears and also on the last Business Day of the then applicable Interest Period.

         h. Deletion of Certain LIBOR-Related Provisions. The following subsections of Section 4(b) of the Loan Agreement are hereby deleted in their entirety: subsections (iii), (iv), (viii) and (ix).

         i. Amendment of Certain LIBOR-Related Provision. Section 4(b)(vii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  (vii) Each request for LIBOR Rate Loans shall be in an amount not less than $50,000, and in integral multiples of $50,000.

         j. Amendment to Unused Line Fee. Section 4(c)(ii) of the Loan Agreement shall be amended by deleting it in its entirety and replacing it with the following:

                  (ii) Unused Line Fee: Loan Parties shall pay to Lender an unused line fee in United States Dollars of 1.00% of the difference between (x) the Maximum Loan Limit and (y) the average daily balance of the outstanding Revolving Loans for each month. Such unused line fees shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fees shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

         k. Amendment to Terms of Prepayment Fee. Section 4(c)(iii) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

                  (iii) Prepayment Fee: In the event that (except as otherwise provided in Subsection 4(c)(viii) below) Loan Parties elect to terminate this Agreement prior to the last day of the Term, which Loan Parties may elect to do at any time upon not less than 10 days prior written notice to Lender, and prepay all of the Liabilities hereunder, Loan Parties shall also pay to Lender a prepayment fee ("Prepayment Fee") in United States Dollars equal to 5.0% of aggregate amount of the outstanding Revolving Loans at the time of such prepayment; provided, however, if the Lender shall have provided additional financing to Loan Parties in excess of $10,000,000 during the period from the Ninth Amendment Date to the date of such prepayment, the Prepayment Fee shall be an amount equal to 1.5% of the aggregate amount of the outstanding Revolving Loans at the time of such prepayment.

         l. Amendment to Add Provision for Payment of Fees Related to Monitoring of Receivables. Section 4(c) of the Loan Agreement is hereby amended by adding the following new subsection (ix) following subsection (viii) thereof:

                  (ix) Reimbursement of Agent's Costs for Monitoring Accounts. Loan Parties shall reimburse Agent in United States Dollars for all costs incurred by the Agent in monitoring Accounts and determining Eligible Accounts, which reimbursement amount shall be payable monthly in advance on the first Business Day of each month and shall not be less than $1,500 per month.

         m. Amendment of Termination Date. The first sentence of Section 10 of the Loan Agreement (as previously amended) shall be amended by deleting the date "May 31, 2006" in the second line of such section and replacing it with "May 31, 2007."

         n. Amendment to Correct Subsection Number and to Add Provision for Notice Regarding Proposed Asset Sales or Equity Offering. Section 12(b) of the Loan Agreement is hereby amended by correcting subsection "(viii) Notice of Formation of Subsidiaries", added pursuant to the Fifth Amendment and Joinder to Loan and Security Agreement dated as of April 6, 2004, to be subsection "(ix) Notice of Formation of Subsidiaries" and by adding the following new subsection
(x) immediately thereafter:

                  (x) Notice of Proposed Asset Sales and Equity Issuances. Provide Agent with at least thirty (30) days advance notice of any (i) proposed sale of assets (other than sale of Inventory in the ordinary course of business) or (ii) proposed issuance or sale of additional equity securities, excluding any issuance of equity securities upon the exercise of currently issued and outstanding options and warrants or from the exercise of any employee stock options to be issued in the future. For the avoidance of doubt, this provision requiring notice of any proposed sale of assets or issuance of equity securities is not intended to imply or create permission for Loan Parties to conduct such sales or issue additional equity securities unless (A) such actions are otherwise specifically permitted under a separate provision of this Agreement or (B) Lender shall otherwise give its prior written consent.

         o. Amendment to Use of Proceeds Provision. Section 12(g) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

                           Notwithstanding anything to the contrary in the preceding sentence, the Loan Parties shall not be permitted to use the proceeds of the Loans: (i) for the payment of interest and principal with respect to any Subordinated Debt, other than Subordinated Debt to Lender, its affiliates, or their successors or assigns, (ii) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Lender and Agent or their rights and remedies under this Loan Agreement or the Other Agreements or (iii) for the payment of interest and principal with respect to any equipment leases with LaSalle National Leasing Corporation.

         p. Amendment to Covenant Regarding Indebtedness. Section 13(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  (b) Indebtedness.

                  No Loan Party shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the Loans, except that Loan Parties may (i) incur either or both of (x) unsecured Subordinated Debt in an amount not to exceed $25,000,000 in principal outstanding in the aggregate for all Loan Parties at any one time and/or (y) Permitted Secured Mezzanine Debt; (ii) maintain the present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business on standard terms; (iv) a capital lease with a total obligation not exceeding $75,000 (7th Amendment); and (v) incur indebtedness in respect of unfunded letters of credit obtained in the ordinary course of the business of the Loan Parties in an aggregate amount up to $1,000,000 at any time outstanding.

         q. Amendment to Earn-Out Payments. Section 13(m) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  (m) Earn-Out Payments.

                  No Loan Party shall make, or provide funds in any manner for the making by another Loan Party or any Subsidiary thereof of, any Domestic Earn-Out Payment or Foreign Earn-Out Payment which is not a Permitted Earn-Out Payment; provided that for the 14-day period following the Ninth Amendment Date, such Permitted Earn-Out Payment (i) may not be made unless the Loan Parties have Undrawn Availability (taking into account all reserves which exist under the Loan Agreement) to make such Permitted Earn-Out Payment and (ii) shall not exceed $2,000,000 in the aggregate.

         r. Removal of Borrowing Availability Reserves. The borrowing availability reserve set forth in Section 5(a) of the Seventh Amendment, as amended by that certain Eighth Amendment to Loan and Security Agreement dated as of March 31, 2005 (the "Eighth Amendment"), is hereby decreased from $2,750,000 to $0. In addition, the requirement set forth in Section 2(c) of the Eighth Amendment to maintain Undrawn Availability of at least $1,500,000 is hereby deleted in its entirety.

         s. Amendment of Financial Covenants. Section 14(e) of the Loan Agreement shall be deleted in its entirety and replaced with the following (it being understood that for the purpose of calculations made in respect of Section 14(e), Consolidated EBITDA shall exclude Projected Restructuring Charges):

                  (e)  (1)  Stonepath shall have a Consolidated EBITDA in the following minimum amounts for the following periods:

                            ---------------------------- -----------------------
                            Period                               Minimum Amount
                            ------                               --------------
                            ---------------------------- -----------------------
                            3 months ended 3/31/05                    (635,000)
                            ---------------------------- -----------------------
                            6 months ended 6/30/05                            0
                            ---------------------------- -----------------------
                            9 months ended 9/30/05                    3,700,000
                            ---------------------------- -----------------------
                            12 months ended 12/31/05                  7,100,000
                            ---------------------------- -----------------------
                            12 months ended 3/31/06                   8,500,000
                            ---------------------------- -----------------------
                            12 months ended 6/30/06                   9,000,000
                            ---------------------------- -----------------------
                            12 months ended  9/30/06                 10,000,000
                            ---------------------------- -----------------------
                            12 months ended 12/31/06                 11,000,000
                            ---------------------------- -----------------------
                            12 months ended 3/31/07                  11,000,000
                            ---------------------------- -----------------------


                       (2) Stonepath shall have a Consolidated EBITDA, without taking into account the performance and financial results of all Foreign Subsidiaries, in the following minimum amounts for the following periods:

                            ---------------------------- -----------------------
                            Period                               Minimum Amount
                            ------                               --------------
                            ---------------------------- -----------------------
                            3 months ended 3/31/05                  (2,075,000)
                            ---------------------------- -----------------------
                            6 months ended 6/30/05                  (2,350,000)
                            ---------------------------- -----------------------
                            9 months ended 9/30/05                      100,000
                            ---------------------------- -----------------------
                            12 months ended 12/31/05                  2,100,000
                            ---------------------------- -----------------------
                            12 months ended 3/31/06                   3,600,000
                            ---------------------------- -----------------------
                            12 months ended 6/30/06                   4,400,000
                            ---------------------------- -----------------------
                            12 months ended  9/30/06                  5,600,000
                            ---------------------------- -----------------------
                            12 months ended 12/31/06                  6,600,000
                            ---------------------------- -----------------------
                            12 months ended 3/31/07                   6,700,000
                            ---------------------------- -----------------------


                       (3) Logistics shall have a Consolidated EBITDA in the following minimum amounts for the following periods:

                            ---------------------------- -----------------------
                            Period                               Minimum Amount
                            ------                               --------------
                            ---------------------------- -----------------------
                            3 months ended 3/31/05                  (1,490,000)
                            ---------------------------- -----------------------
                            6 months ended 6/30/05                  (2,110,000)
                            ---------------------------- -----------------------
                            9 months ended 9/30/05                  (1,660,000)
                            ---------------------------- -----------------------
                            12 months ended 12/31/05                  (600,000)
                            ---------------------------- -----------------------


                       (4) International Services shall have a Consolidated EBITDA in the following minimum amounts for the following periods:

                            ---------------------------- -----------------------
                            Period                               Minimum Amount
                            ------                               --------------
                            ---------------------------- -----------------------
                            3 months ended 3/31/05                  (1,055,000)
                            ---------------------------- -----------------------
                            6 months ended 6/30/05                    (695,000)
                            ---------------------------- -----------------------
                            9 months ended 9/30/05                    1,320,000
                            ---------------------------- -----------------------
                            12 months ended 12/31/05                  2,220,000
                            ---------------------------- -----------------------

         t. Events of Default. The following proviso is hereby added to the end of Section 15 of the Loan Agreement:

                  ; provided that, notwithstanding the foregoing, no Event of Default shall arise as a result of the Loan Parties' inability to make a payment prohibited by Section 12(g)(iii) of this Agreement.

         u. Amendment of Indemnification Provision. Section 18(g) of the Loan Agreement is hereby amended by deleting the words from the beginning of that subsection up to and including the words "(each an "Indemnified Party")" in the first four lines of such subsection and replacing them with the following: "Each Loan Party agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, Agent, each affiliate or subsidiary of Lender or Agent, and each of their respective officers, directors, mangers, employees, attorneys and agents (each an "Indemnified Party")".

         v. Amendment of Notice Provision. Section 19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  19. NOTICE.

                           All written notices and other written communications
                  with respect to this Agreement shall be sent by overnight mail, by facsimile or delivered in person at the following addresses:

                           (a)  If to the Lender, to it at:

                                Zohar II 2005-1, Limited
                                c/o Patriarch Partners XIV, LLC
                                112 South Tryon Street, Suite 700
                                Charlotte, North Carolina 28284
                                Facsimile number: (704) 375-0358

                                         with a copy to

                                Patriarch Partners Agency Services, LLC
                                112 South Tryon Street, Suite 700
                                Charlotte, North Carolina 28284
                                Attn:  Loan Administration/Stonepath
                                Facsimile number: (704) 375-0358

                           (b) If to the Loan Parties, to them in care of the Borrowing Agent at its chief executive office set forth on Schedule 1(a) hereto or as otherwise directed by Loan Parties in writing.

                  All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

         w. Amendment to Add Provision Regarding Agent. The Loan Agreement is hereby amended by adding the following new Section 29 following Section 28 thereof:

                  29.      THE AGENT.

                           (a) Appointment of Agent.

                           Patriarch Partners Agency Services, LLC is hereby
                  appointed Agent hereunder, and Lender hereby authorizes Agent to act as its agent in accordance with the terms hereof and the Other Agreements. The Agent hereby agrees to act upon the express conditions contained herein and the Other Agreements, as applicable. The provisions of this Section 29 are solely for the benefit of Agent and Lender and none of the Loan Parties shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties hereunder, Agent shall act solely as an agent of Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of their Subsidiaries. The Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.

                           (b) Agent as Agent under Other Agreements.

                           Lender hereby further authorizes Agent, on behalf of
                  and for the benefit of Lender, to be the agent for and representative of Lender with respect to the Collateral and the Other Agreements. Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Lender has otherwise consented.

                           (c) Powers and Duties.

                           Lender irrevocably authorizes the Agent to take
                  action on Lender's behalf and to exercise such powers, rights and remedies hereunder and under the Other Agreements as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified herein and the Other Agreements. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Agent shall not have, by reason hereof or any of the Other Agreements, a fiduciary relationship in respect of Lender and nothing herein or any of the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect hereof or any of the Other Agreements except as expressly set forth herein or therein.

                           (d) General Immunity.

                           (i) No Responsibility for Certain Matters. The Agent
                  shall not be responsible to Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any Other Agreement or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to Lender or by or on behalf of any Loan Party to the Agent or Lender in connection with the Loan Agreement, Other Agreements and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Liabilities, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Loan Agreement or any of the Other Agreements or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default. Anything contained herein to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

                           (ii) Exculpatory Provisions. None of the Agent or any
                  of its officers, trustees, members, partners, directors, employees or agents shall be liable to Lender for any action taken or omitted by the Agent under or in connection with the Loan Agreement or any of the Other Agreements except to the extent caused by the Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the Other Agreements or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have received instructions in respect thereof from Lender and, upon receipt of such instructions from Lender, Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (A) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Loan Parties and their Subsidiaries), accountants, experts and other professional advisors selected by it, and (B) Lender shall not have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or any of the Other Agreements in accordance with the instructions of Lender.

                           (e) Lender Representations, Warranties and
                  Acknowledgment.

                           Lender represents and warrants that it has made its
                  own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries in connection with Loan hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Loan Parties and their Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lender or to provide Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lender.

                           (f) Right to Indemnity.

                           Lender agrees to indemnify Agent, to the extent that
                  Agent shall not have been reimbursed by the Loan Parties, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under Other Agreements or otherwise in its capacity as Agent in any way relating to or arising out hereof or Other Agreements; provided, Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

                           (g) Successor Agent.

                           The Agent may resign at any time by giving 30 days'
                  prior written notice thereof to Lender, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing, delivered to Agent and signed by Lender. Upon any such notice of resignation or any such removal, Lender shall have the right to appoint a successor Agent. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lender, a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall promptly (i) transfer to such successor Agent all Collateral held under the Loan Agreement or Other Agreements, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Agreement or Other Agreements, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created under the Loan Agreement or Other Agreements, whereupon such retiring or removed Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 29 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

                           (h) Agent's Right to Realize on Collateral.

                           Anything contained in the Loan Agreement of any of
                  the Other Agreements to the contrary notwithstanding, Loan Parties, Agent and Lender hereby agree that in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public or private sale, to use and apply any of the Liabilities as a credit on account of the purchase price for any Collateral payable by Agent at such sale.

                           (i) Agent Appointed Attorney-in-Fact; Rights and
                  Duties of Agent.

                           Loan Parties hereby irrevocably appoint Agent (with
                  full power of substitution) the Loan Parties' attorney-in-fact, with full authority in the place and stead of the Loan Parties and in the name of the Loan Parties or otherwise, from time to time in Agent's discretion, to execute any instrument and to take any other action that Agent may deem necessary or advisable to accomplish the purposes of the Loan Agreement, including, without limitation:

                                    (i) Further Documents. To execute, deliver
                           and file on behalf of and in the name of the Loan Parties one or more financing statements, notices or such other documents, and amendments and continuations to those statements or documents, relating to all or any part of the Collateral without the signature of Loan Parties where permitted by law. Loan Parties agree that a photographic or other reproduction of the Loan Agreement, any financing statement, notice or other document covering the Collateral shall be sufficient as a financing statement where permitted by law.

                                    (ii) Continue Perfection. To take any and
                           all actions on behalf of and in the name of Loan Parties, at Loan Parties' expense, which are necessary or advisable to ensure that (A) the liens granted pursuant to the Loan Agreement at all times constitute perfected liens in favor of Agent, for the benefit of the Lender and the Agent, and (B) such liens are at all times prior to all other liens on the Collateral, and will be enforceable as such against (w) all creditors of, and purchasers from, Loan Parties, (x) any owner or purchaser of the real property where any of the Equipment is located, (y) any present or future creditor obtaining a lien on such real property, and (z) any other third party.

                                    (iii) Insurance Matters. To obtain and
                           adjust insurance required to be paid to Agent, for the benefit of Lender and Agent, pursuant to Section 12(e) and cancel, assign, and surrender any policies of insurance.

                                    (iv) Pay Taxes. To pay or discharge taxes
                           and liens levied or placed on or threatened against the Collateral, to effect any repairs called for by the terms of the Loan Agreement and to pay all or any part of the costs thereof.

                                    (v) Collect Collateral. Upon the occurrence
                           and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive, indorse and give acquittance, discharge and receipts for moneys or other instruments, documents and chattel paper due and to become due under or in respect of all or any part of the Collateral (whether as interest, dividend, other distribution or otherwise) and to direct any party liable for any payment under any of the Collateral to make such payment directly to Agent, for the benefit of Lender and Agent, or as Agent shall direct.

                                    (vi) Institute Proceedings. Upon the
                           occurrence and during the continuation of an Event of Default, to file any claims, proofs of claim, subrogation receipts or take any action or commence or institute any proceedings which Agent may deem necessary or desirable for the collection of all or any part of the Collateral or otherwise to enforce the rights of the Agent with respect to all or any part of the Collateral.

                                    (vii) Transfer Collateral Into the Agent's
                           Name. Upon the occurrence and during the continuation of an Event of Default, to transfer any Collateral into Agent's or its nominee's name, for the benefit of Lender and Agent.

                                    (viii) Vote Collateral. Upon the occurrence
                           and during the continuation of an Event of Default, to exercise all or any of the voting rights and other consensual rights pertaining to the Collateral.

                                    (ix) Other Actions. Upon the occurrence and
                           during the continuation of an Event of Default, to take any other action it deems advisable with respect to the Collateral or to accomplish the purposes of the Loan Agreement, including, but not limited to,
                           (A) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable, (B) notify the post office authorities to change the address for delivery of any Loan Party's mail to an address designated by Agent, and open all mail addressed to any Loan Party and (C) do all other acts and things necessary, in Agent's determination, to fulfill Loan Parties' obligations under the Loan Agreement or any Other Agreement.

                                    (x) Actions of Agent. The Loan Parties may
                           rely upon any decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of the Lender. Any payment required to be made by the Loan Parties to the Lender may be made to the Agent unless otherwise directed by the Lender hereunder or under any Other Agreement.

                           At any time that Agent determines that it is
                  necessary or appropriate to preserve, protect, insure or maintain its rights hereunder, Agent may (i) take control, in any manner, of any item of payment or proceeds of any Collateral, (ii) sign any Loan Party's name on any documents to be executed, recorded or filled in order to perfect or continue perfected Agent's security interest in the Collateral and file or record any of the foregoing documents, (iii) endorse any Loan party's name on any items of payment or proceeds thereof and deposit the same to the account of Agent for application to the Liabilities, (iv) sign any Loan Party's name on any invoices, bills of lading, freight bills, chattel paper, documents, instruments or similar documents or agreement relating to any Accounts or any goods pertaining thereto or any other Collateral, (v) sign any Loan Party's name on any verification of Accounts and notices thereof to Account Debtors.

                                    Each Loan Party hereby ratifies all that
                           said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                                    (j) The Agent May Perform.

                                    If Loan Parties fail to perform any
                           obligation under the Loan Agreement or under or in respect of any Collateral or any representation of the Loan Parties contained in the Loan Agreement or in any document included in the Collateral shall be untrue or incorrect in any material respect, the Agent may, but shall be under no obligation to, perform the obligation or remedy that breach, or cause it to be performed or remedied, and the expenses incurred by or on behalf of the Agent in connection with the performance of the obligation or the remedy of the breach shall constitute Liabilities hereunder.

         x. Removal of Capital Injection Requirements. Section 4 of the Eighth Amendment (Capital Injection) is hereby deleted in its entirety and replaced with the following:

                  4. [RESERVED]

     4. Agency Fee. Loan Parties covenant and agree that, in consideration for the accommodations and amendments provided for herein, Loan Parties shall pay to Agent an annual agency fee ("Agency Fee") equal to $75,000 contemporaneously with the execution hereof, which such fee shall be nonrefundable.

     5. Representations and Warranties. Each Loan Party represents and warrants to Lender that:

         a. All warranties and representations made to Lender under the Loan Agreement, as amended or otherwise modified by the additional disclosures set forth in Schedule I hereto, and related agreements and documents are true and correct as to the date hereof.

         b. The execution and delivery by each Loan Party of this Amendment and the performance by each such Loan Party of the transactions herein contemplated
(i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Loan Party or under the articles or certificate of incorporation or bylaws or other corporate governance document of any such Loan Party.

         c. This Amendment and any related agreement or document will be valid and binding on and enforceable against each Loan Party in accordance with its respective terms.

     6. Collateral. As security for the payment of all Liabilities now or in the future existing, each Loan Party hereby confirms and agrees that all security interests and liens granted to Lender and Agent by any one of them continue in full force and effect and shall continue to secure all such Liabilities. All Collateral remains free and clear of any liens other than Permitted Liens. Nothing herein contained is intended in any way to impair or limit the validity, priority and extent of the existing security interest of Lender or Agent in and liens upon the Collateral of any Loan Party.

     7. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

         a. Execution and delivery of this Amendment by all parties hereto;

         b. Delivery of (i) an incumbency certificate from the secretary or other appropriate officer of each Loan Party certifying the name, title and signature of the officer of each such Loan Party executing this Amendment on behalf of such party and (ii) a copy of the resolutions and/or written actions or consents of the boards of directors of each Loan Party authorizing the execution of this Amendment and the performance of the transactions contemplated hereby, certified as complete and correct and in full force and effect by the secretary or other appropriate officer of each such Loan Party;

         c. Payment to Agent of the Agency Fee required to be paid on the date hereof plus all fees and expenses (specifically including attorneys' fees) incurred in relation to the preparation and execution of this Amendment;

         d. Execution and delivery of that certain letter agreement among Lender, Loan Parties and LaSalle Business Credit, LLC, dated as of the date hereof, regarding existing letters of credit and Lockbox Account Control Agreement; and

         e. Execution and/or delivery of any and all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof.

     8. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment. No modification hereof shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought.

     9. Governing Law. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM, SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO PENNSYLVANIA'S OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE COMMONWEALTH OF PENNSYLVANIA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this

Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Amendment.

     10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Ninth Amendment to Loan and Security Agreement the day and year first written above.



                                       LENDER:

                                       ZOHAR II 2005-1, LIMITED

                                       By: Patriarch Partners XIV, LLC,
                                           its Collateral Manager

                                       By: /s/ Lynn Tilton
                                           -------------------------------
                                           Name: Lynn Tilton
                                           Title: Manager



                                       AGENT:

                                       PATRIARCH PARTNERS AGENCY SERVICES, LLC

                                       By: /s/ Lynn Tilton
                                           ------------------------------
                                           Name: Lynn Tilton
                                           Title: Manager

                                       LOAN PARTIES:

                                       STONEPATH GROUP, INC.

                                       CONTRACT AIR, INC.

                                       DISTRIBUTION SERVICES, INC.

                                       GLOBAL CONTAINER LINE, INC.

                                       M.G.R. INC., d/b/a AIR PLUS LIMITED

                                       NET VALUE, INC.

                                       STONEPATH LOGISTICS DOMESTIC SERVICES,
                                       INC.

                                       STONEPATH LOGISTICS GOVERNMENT SERVICES,
                                       INC., f/k/a Transport Specialists, Inc.

                                       STONEPATH LOGISTICS INTERNATIONAL
                                       SERVICES, INC, a Delaware Corporation

                                       STONEPATH LOGISTICS INTERNATIONAL
                                       SERVICES, INC., f/k/a/ Global
                                       Transportation Services, Inc.,
                                       a Washington Corporation

                                       STONEPATH OFFSHORE HOLDINGS, INC.

                                       STONEPATH OPERATIONS, INC.

                                       UNITED AMERICAN ACQUISITIONS AND
                                       MANAGEMENT, INC. d/b/a UNITED AMERICAN
                                       FREIGHT SERVICES, INC.

                                       BY: /s/ Robert Arovas
                                           ------------------------------
                                           Name:  Robert Arovas
                                           Title: President

                                   SCHEDULE I
                                   ----------

1. The Loan Parties and their subsidiaries have made intercompany loans and/or advances to as permitted by Section 13(f)(ii) of the Loan Agreement.

2. Stonepath is a party to the following actions:

         The Company was named as a defendant in eight purported class action complaints filed in the United States Court for the Eastern District of Pennsylvania between September 24, 2004 and November 19, 2004. Also named as defendants in these lawsuits were officers Dennis L. Pelino and Thomas L. Scully and former officer Bohn H. Crain. These cases have now been consolidated for all purposes in that Court under the caption In re Stonepath Group, Inc. Securities Litigation, Civ. Action No. 04-4515 and the lead plaintiff, Globis Capital Partners, LP, filed an amended complaint in February 2005. The lead plaintiff seeks to represent a class of purchasers of the Company's shares between March 29, 2002 and September 20, 2004, and alleges claims for securities fraud under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. These claims are based upon the allegation that certain public statements made during the period from March 29, 2002 through September 20, 2004 were materially false and misleading because they failed to disclose that the Company's Domestic Services operations had improperly accounted for accrued purchased transportation costs. The plaintiffs are seeking compensatory damages, attorneys' fees and costs, and further relief as may be determined by the Court.

         The Company has been named as a nominal defendant in a shareholder derivative action on behalf of the Company that was filed on October 12, 2004 in the United States District Court for the Eastern District of Pennsylvania under the caption Ronald Jeffrey Neer v. Dennis L. Pelino, et al., Civ. A. No. 04-cv-4971. Also named as defendants in the action are all of the individuals who were serving as directors of the Company when the complaint was filed (Dennis L. Pelino, J. Douglas Coates, Robert McCord, David R. Jones, Aloysius T. Lawn and John H. Springer), former directors Andrew Panzo, Lee C. Hansen, Darr Aley, Stephen George, Michela O'Connor-Abrams, and Frank Palma, officer Thomas
L. Scully and former officers Bohn H. Crain and Stephen M. Cohen. The derivative action alleges breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and violations of the Sarbanes-Oxley Act of 2002. These claims are based upon the allegation that the defendants knew or should have known that the Company's public filings for fiscal years 2001, 2002 and 2003 and for the first and second quarters of fiscal year 2004, and certain press releases and public statements made during the period from January 1, 2001 through August 9, 2004, were materially misleading. The complaint alleges that the statements were materially misleading because they understated the Company's accrued purchase transportation liability and related costs of transportation in violation of generally accepted principles and they failed to disclose the Company lacked internal controls. The derivative action seeks compensatory damages in favor of the Company, attorneys' fees and costs, and further relief as may be determined by the Court. The Defendants have filed a motion to dismiss the complaint in this action.

         The Company has received notice that the Securities and Exchange Commission ("Commission") is conducting an informal inquiry to determine whether certain provisions of the federal securities laws have been violated in connection with the Company's accounting and financial reporting. As part of the inquiry, the staff of the Commission has requested information relative to the restatement amounts, personnel at the Air Plus subsidiary and Stonepath Group, Inc. and additional background information for the period from October 5, 2001 to December 2, 2004. The Company is voluntarily cooperating with the staff.

         On October 22, 2004, Douglas Burke filed a two-count action against United American Acquisitions, Inc. ("UAF"), Stonepath Logistics Domestic Services, Inc., and the Company in the Circuit Court for Wayne County, Michigan. Mr. Burke is the former President and Chief Executive Officer of UAF. The Company purchased the stock of UAF from Mr. Burke on May 30, 2002 pursuant to a Stock Purchase Agreement. At the closing of the transaction Mr. Burke received $5.1 million and received the right to receive an additional $11.0 million in four annual installments based upon UAF's performance in accordance with the Stock Purchase Agreement. Stonepath Logistics Domestic Services, Inc. and Mr. Burke also entered into an Employment Agreement. Mr. Burke's complaint alleges that the defendants breached the terms of the Employment Agreement and Stock Purchase Agreement and seeks, among other things, the production of financial information, unspecified damages, attorney's fees and interest. UAF has filed a counterclaim against Mr. Burke seeking the recovery of the installment payments made to him to date (approximately $467,000) and other damages.

         Victoria Tkach, a former employee of UAF and Stonepath Logistics Domestic Services, Inc. has filed a complaint against Stonepath Logistics Domestic Services, Inc., the Company, and UAF seeking damages in excess of $75,000 and relief from her covenant not to compete. The complaint alleges sexual harassment and retaliation by the defendants.

         By letters dated February 23, 2005 and March 22, 2005, an attorney representing Customs Services International, Inc. Gerard W. Duke, Jr., and David
K. Newton claimed that the Company and its subsidiary Stonepath Logistics Domestic Services, Inc. breached certain provisions of the Asset Purchase Agreement pursuant to which the business of Customs Services International, Inc. was acquired, as well as certain provisions of the employment agreements entered into with Mr. Duke and Mr. Newton.

         The Company and its subsidiary M.G.R., Inc. are parties to a lawsuit filed by Opus Real Estate America IV IN, LLC in the District Court for the First Judicial District of the State of Minnesota, Dakota County seeking the recovery of in excess of $264,870.00 for physical damages at a warehouse leased by M.G.R., Inc. and owned by the plaintiff.

         Scott Northern, the former President of Transport Specialists, Inc. has filed an action in the Circuit Court of Loudoun County, Virginia, George S. Northern v. Stonepath Logistics Government Services, Inc., (Chancery No. 23405) seeking injunctive and declaratory relief against the Company relating to the termination of his employment. Mr. Northern is seeking a declaration by the court that the termination of his employment was not for "cause" under the terms of his employment agreement. In the event it is ultimately determined that the termination of his employment was not for "cause" under the terms of his employment agreement, he would be entitled to the payments arising from such a termination. However, we understand that the Company may have certain counterclaims against Mr. Northern which could reduce the amount arising from any such determination. Mr. Northern initially sought a preliminary injunction in this proceeding which was denied in November 2003.

         By letter dated March 25, 2005, the court-appointed receiver (the "Receiver") of Lancer Management Group, LLC and certain related parties asserted that he has determined that payments made by Lancer Partners, L.P. totaling $3,000,000 and payments made by related entities totaling $5,349,000 were avoidable as fraudulent transfers. Lancer Partners, L.P. and certain related entities purchased securities of the Company in past private placement transactions. The letter provides no basis for the Receiver's determination and seeks evidence from the Company establishing that the payments are not avoidable or the payment of $8,349,000.

         By letter dated March 29, 2005, an attorney for BFS US Special Operations Trust PLC and Renaissance US Growth Investment Trust PLC has asserted a claim for $194,293.04 for damages allegedly incurred by those parties in connection with sales they made at a time when the Company's registration statement covering the resale of those shares could not be used.

3. Stonepath did not timely filed its Form 10-K Annual Report for the period ending December 31, 2004.

4. The Loan Parties have incurred Indebtedness permitted by the Loan Agreement.

5. Since the initial date of the Loan Agreement, the organizational structure has been revised to reflect the addition of the businesses that have been acquired by Stonepath within the terms permitted by the Loan Agreement.

6. Stonepath Group, Inc. has, with the consent of the Lender, guarantied the obligations of Stonepath Holdings (Hong Kong) Limited under the Term Credit Agreement dated October 27, 2004.